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                                                                   Exhibit 11.01

                                   STAC, INC.
                        COMPUTATION OF EARNINGS PER SHARE
               (in thousands, except per share amounts; unaudited)

                                                Three Months              Six Months
                                                Ended March 31,           Ended March 31,
                                                ---------------           ---------------
                                               1997        1996          1997        1996
                                               ----        ----          ----        ----
Primary earnings (loss) per share:

Net income (loss)                            $  1,280     $  3,062     $  3,484     $ (6,118)

Less preferred dividends                           --           --           --          168
                                             --------     --------     --------     --------

Income (loss) available for common
 shareholders'                               $  1,280     $  3,062     $  3,484     $ (6,286)
                                             ========     ========     ========     ========

Common and common stock
 equivalent shares outstanding                 31,113       31,361       31,148       29,498


Primary earnings (loss) per share            $   0.04     $   0.10     $    .11     $  (0.21)


Fully diluted earnings (loss) per share:

Net income (loss)                            $  1,280     $  3,062     $ 22,520     $ (6,118)

Less preferred dividends                           --           --           --           --
                                             --------     --------     --------     --------

Income (loss) available for common           $  1,280     $  3,062     $ 22,520     $ (6,118)
                                             ========     ========     --------     ========
 shareholders'

Common and common stock
 equivalent shares outstanding                 31,113       31,360       31,148       30,500


Fully diluted income (loss) per share        $   0.04     $   0.10     $   0.11     $  (0.20)



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